UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 31, 2009

Spherix Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6430 Rockledge Drive, Suite 503, Bethesda, MD		20817
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  301-897-2540

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensation Arrangements of Certain Officers.

Effective August 31, 2009, Ram Nimmagudda, Ph.D., joined Spherix Incorporated as Director of New Business Development.  Dr. Nimmagudda will have direct responsibility for acquiring all new business for both of Spherix’s subsidiaries — Spherix Consulting, Inc. and Biospherics Incorporated.  A copy of Dr. Nimmagudda’s employment contract is attached here as Exhibit 9.1.

Dr. Nimmagudda will earn an annual base salary of $200,000 with the opportunity to earn annual bonuses up to 40% of his annual base salary.  In addition, he has been provided a one-time signing bonus (consisting of both cash and Spherix stock) and is eligible for reimbursement of relocation costs as pre-approved by Spherix.  If Dr. Nimmagudda’s employment is terminated without cause or in connection with a change of control, he will be entitled to severance payments for a six months period consisting of continued payments of his then-current salary.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit 9.1	Spherix Incorporated/Ram Nimmagudda Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Claire L. Kruger
Claire L. Kruger
CEO and COO

Date:	September 3, 2009